Exhibit 99.2

Transcat, Inc.    35 Vantage Point Drive — Rochester — NY — 14624 — Phone: (585) 352-7777

Transcat Appoints Lee D. Rudow as Chief Operating Officer

ROCHESTER, NY, November 1, 2011 - Transcat, Inc. (Nasdaq: TRNS) (“Transcat” or the “Company”), a leading distributor of professional grade handheld test and measurement instruments and accredited provider of calibration, repair and other measurement services, announced today that Lee D. Rudow has been named Chief Operating Officer effective November 14, 2011.

Charles P. Hadeed, President and CEO of Transcat commented, “Lee brings a tremendous amount of leadership and industry experience to Transcat that is relevant for both our product and calibration services segments. He is a talented executive with a superb record of accomplishment; and he shares Transcat’s vision and strategic direction to be a North American leader of calibration services and source for quality, name-brand electronic test and measurement equipment. He understands and embraces our commitment to outstanding customer service and quality.

Given Lee’s experience and his interest in joining the Transcat team, this was an opportune time for us to separate out the role of COO. We believe this is a critical step in ensuring our infrastructure and service levels are well maintained as we continue to grow both organically and through acquisitions.”

Mr. Rudow has over 25 years of experience in the calibration services and electronic test and measurement industry having held a variety of leadership positions at other leading companies in the electronics equipment and services industry. He was most recently Executive Vice President of Sales and Operations for Simco Electronics. Prior to that, he was President and Chief Executive Officer of Davis Calibration, Inc. and served as President of its related business and predecessor, Davis Inotek Corp. and Davis Instruments Corp., respectively. Mr. Rudow earned his BA degree in Business Administration from Loyola University.

Mr. Rudow noted, “This is an excellent time to be joining Transcat as the Company continues to execute a strategy that resonates throughout the industry and has been well received by its growing customer base. I am excited to be part of a leadership team that has paved the way to a very bright future and look forward to contributing to our continued growth through capturing greater market share, providing high quality, responsive customer service and expanding our geographic presence.”

ABOUT TRANSCAT

Transcat, Inc. is a leading distributor of professional grade, handheld test and measurement instruments and accredited provider of calibration, repair and other measurement services primarily for the pharmaceutical and FDA-regulated, industrial manufacturing, energy and utilities, chemical manufacturing, and other industries. Through its distribution products segment, Transcat markets and distributes national and proprietary brand instruments to nearly 15,000 customers. The Company offers access to more than 25,000 test and measurement instruments. Transcat delivers precise, reliable, and fast calibration and repair services across the United States, Canada and Puerto Rico through its now 17 strategically located Calibration Centers of Excellence. The breadth and depth of parameters covered by Transcat’s ISO/IEC 17025 scopes of accreditation are believed to be among the best in the industry.

Transcat’s growth strategy is to expand both its distribution products and calibration services in markets that value product breadth and availability and rely on accredited calibration services to maintain the

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Transcat Appoints Lee D. Rudow as Chief Operating Officer	Page 2
November 1, 2011

integrity of their processes.

More information about Transcat can be found on its website at: transcat.com

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” and other similar words. All statements addressing operating performance, events, or developments that Transcat, Inc. expects or anticipates will occur in the future, including but not limited to statements relating to anticipated revenue, profit margins, sales operations, its strategy to build its sales representative channel, customer preferences and changes in market conditions in the industries in which Transcat operates are forward-looking statements. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Transcat’s Annual and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.

For more information contact:

John Zimmer, Chief Financial Officer

Phone: (585) 352-7777

Email:  jzimmer@transcat.com

-OR-

Deborah Pawlowski, Investor Relations

Phone: (716) 843-3908

Email:  dpawlowski@keiadvisors.com

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